EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 19, 2002 included in this Form 10-K, into the Company’s previously filed Registration Statements (File No. 333-72770, 333-64888, 333-53164, 333-45090, 333-36802, 333-84527 and 333-65109) on Form S-8.

Ar	thur Andersen LLP

San Jose, California
May 17, 2002